Exhibit 10.14

In re	CROCHET & BOREL SERVICES, INC.	Case No.	08-10290 (BLS)
	Debtor	Reporting Period:	June 1 through June 30

BANK RECONCILIATIONS

Continuation Sheet for MOR-1

A bank reconciliation must be included for each bank account. The debtor's bank reconciliation may be substituted for this page. (Bank account numbers may be redacted to last four numbers.)

	Operating #	Payroll #	Tax #	Other #
BALANCE PER BOOKS	119,569.56

BANK BALANCE	119,569.56
(+) DEPOSITS IN TRANSIT (ATTACH LIST)
(-) OUTSTANDING CHECKS (ATTACH LIST) :
OTHER (ATTACH EXPLANATION)

ADJUSTED BANK BALANCE *	119,569.56
*"Adjusted Bank Balance" must equal "Balance per Books"

DEPOSITS IN TRANSIT	Date	Amount	Date	Amount

CHECKS OUTSTANDING	Ck. #	Amount	Ck. #	Amount

OTHER